As filed with the Securities and Exchange Commission on December 9, 1996
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 -------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 -------------
                            ILLINOIS TOOL WORKS INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                         36-1258310
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             3600 West Lake Avenue
                         Glenview, Illinois  60025-5811
                    (Address of principal executive offices)

                            ILLINOIS TOOL WORKS INC.
                          SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                            Stewart S. Hudnut, Esq.
               Senior Vice President, General Counsel & Secretary
                            Illinois Tool Works Inc.
                             3600 West Lake Avenue
                         Glenview, Illinois  60025-5811
                                 (847) 724-7500
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
Titles of                                   Proposed maximum      Proposed maximum
securities to be      Amount to be          offering price per    aggregate offering    Amount of
registered            registered            share(1)              price                 registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock
(no  par value)(2)    1,250,000 shares       $79.625               $99,531,250           $30,161
-----------------------------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock for December 4, 1996, as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions.

(2) Pursuant to Rule 416(c) under the Securities Act, the Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Illinois Tool Works Inc. Savings and Investment Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THE CONTENTS OF REGISTRATION STATEMENT NO. 33-53517, FILED BY ILLINOIS TOOL WORKS INC. (THE "REGISTRANT") ON MAY 6, 1994, ARE INCORPORATED HEREIN BY REFERENCE AND ARE UPDATED AS PROVIDED BELOW.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant and the Illinois Tool Works Inc. Savings and Investment Plan (the "Plan") incorporate herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (i) the Plan's Annual Report on Form 11-K for the year ended December 31, 1995, the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995, the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and the Registrant's Current Reports on Form 8-K dated February 21, 1996, Form 8-K/A dated March 25, 1996 (Amend. No. 1) and Form 8-K/A dated April 30, 1996 (Amend. No. 2);

     (ii) the Registrant's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the 1996 annual meeting of its stockholders; and

     (iii) the description of the Registrant's Common Stock, shares of which are being offered hereunder, contained in the Registrant's Registration Statement on Form S-4, dated June 6, 1995.

     All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article V of the Registrant's By-Laws. Article Thirteenth of the Registrant's Restated Certificate of Incorporation, as amended, also contains provisions limiting the liability of the Registrant's directors in certain instances. In addition, the Registrant has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

ITEM 8.  EXHIBITS.


Exhibit Number                            Description
--------------                            -----------
     4.2        Restated Certificate of Incorporation of Illinois Tool Works
                Inc., filed as Exhibit 4(a) to the Registrant's Registration
                Statement on Form S-8 (Registration Statement No. 33-53517)
                filed with the Commission on May 6, 1994, and incorporated herein by reference.
     4.3        By-Laws of Illinois Tool Works Inc., as amended.
    23.1        Consent of Arthur Andersen LLP.
      24        Powers of Attorney of directors and certain officers of the
                Registrant are included on the signature page.

     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on December 6, 1996.

                                       ILLINOIS TOOL WORKS INC.



                                   By: /s/ STEWART S. HUDNUT
                                       ----------------------------------------
                                       Stewart S. Hudnut, Senior Vice President,
                                       General Counsel & Secretary

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Michael W. Gregg, John Karpan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 1996.


        Signature                                Capacity
-------------------------  -----------------------------------------------------
/s/ W. JAMES FARRELL       Chairman and Chief Executive Officer and Director
--------------------       (Principal Executive Officer)
W. James Farrell

/s/ MICHAEL W. GREGG       Senior Vice President and Controller (Principal
--------------------       Financial and Accounting Officer)
Michael W. Gregg

/s/ JULIUS W. BECTON, JR.
-------------------------  Director
Julius W. Becton, Jr.

-------------------------  Director
Michael J. Birck

g



/s/ MARVIN D. BRAILSFORD
------------------------  Director
Marvin D. Brailsford

/s/ SUSAN CROWN
---------------           Director
Susan Crown

/s/ H. RICHARD CROWTHER
-----------------------   Director
H. Richard Crowther

/s/ L. RICHARD FLURY
--------------------      Director
L. Richard Flury

/s/ RICHARD M. JONES
--------------------      Director
Richard M. Jones

/s/ GEORGE D. KENNEDY
---------------------     Director
George D. Kennedy

/s/ RICHARD H. LEET
-------------------       Director
Richard H. Leet

/s/ ROBERT C. McCORMACK
-----------------------   Director
Robert C. McCormack

/s/ PHILLIP B. ROONEY
---------------------     Director
Phillip B. Rooney

/s/ HAROLD B. SMITH
-------------------       Director
Harold B. Smith

/s/ ORMAND J. WADE
------------------        Director
Ormand J. Wade

     THE PLAN. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on December 6, 1996.


                                         ILLINOIS TOOL WORKS INC.
                                         SAVINGS AND INVESTMENT PLAN



                                         By:  Employee Benefits Committee
                                              of Illinois Tool Works Inc.



                                         By:  /s/ JOHN KARPAN
                                             ----------------------------------
                                             John Karpan, Member of Employee
                                             Benefits Committee and Senior Vice
                                             President Human Resources